As filed with the Securities and Exchange Commission on June 10, 2003

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VENTANA MEDICAL SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	94-2976937 (I.R.S. Employer Identification No.)

1910 Innovation Park Drive, Tucson, Arizona (Address of Principal Executive Offices)	85737 (Zip Code)

1998 Non-Qualified Stock Option Plan

(Full Title of the Plan)

Nicholas Malden

Chief Financial Officer

Ventana Medical Systems, Inc.

1910 Innovation Park Drive

Tucson, Arizona 85737

(Name and Address of Agent for Service)

(520) 887-2155

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Christian J. Hoffmann, III, Esq.

Quarles & Brady Streich Lang LLP

One Renaissance Square

Two North Central Avenue

Phoenix, Arizona 85004

(602) 229-5336

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Common Stock, $.001 par value per share	1,500,000	$25.10	$37,650,000	$3,046

(1)	Estimated pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the “Act”), solely for purposes of calculating the registration fee. The calculation is based on the average of the high and low prices as quoted on the Nasdaq National Market on June 2, 2003 (the “Market Price”).

This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering an additional 1,500,000 shares of common stock, par value $.001 per share (the “Common Stock”), issuable pursuant to the Registrant’s 1998 Non-Qualified Stock Option Plan. The Registrant’s previously filed Registration Statement on Form S-8 (No. 333-92883), as filed with the Securities and Exchange Commission (the “Commission”) on December 16, 1999, is hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents and information previously filed with the Securities and Exchange Commission by the registrant are hereby incorporated by reference in this Registration Statement:

(1)	Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

(2)	Quarterly Report on Form 10-Q for the quarter ended March 31, 2003;

(3)	Definitive Proxy Statement used in connection with the Registrant’s Annual Meeting of Stockholders held on May 13, 2003, other than the portions of such document, which by statute, by designation in such document or otherwise, are not deemed to be filed with the Commission or are not required to be incorporated herein by reference;

(4)	Current Report on Form 8-K filed on April 24, 2003;

(5)	All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Pursuant to Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”), Articles XI and XII of the Registrant’s Restated Certificate of Incorporation eliminate the liability of the Registrant’s directors to the Registrant or its stockholders, except for liabilities related to breach of duty of loyalty, actions not in good faith and certain other liabilities.

Section 145 of the DGCL provides for indemnification by the Registrant of its directors and officers. In addition, Article VI of the Registrant’s Bylaws and Article XII of the Registrant’s Restated Certificate of Incorporation require the Registrant to indemnify any current or former director or officer to the fullest extent permitted by the DGCL. In addition, the Registrant has entered into indemnity agreements with its directors and executive officers that obligate the Registrant to indemnify such directors and executive officers to the fullest extent permitted by the DGCL. The Registrant also maintains officers’ and directors’ liability insurance, which insures against liabilities that officers and directors of the Registrant may incur in such capacities.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

See the Exhibit Index at Page E-1 of this Registration Statement.

ITEM 9. UNDERTAKINGS.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tucson, State of Arizona, on this 6th day of June, 2003.

VENTANA MEDICAL SYSTEMS, INC.

By:	/s/ NICHOLAS MALDEN
Nicholas Malden, Vice President, Chief Financial Officer and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Nicholas Malden as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated:

SIGNATURE	TITLE	DATE

/s/ CHRISTOPHER M. GLEESON Christopher M. Gleeson	President and Chief Executive Officer (Principal Executive Officer)	June 6, 2003

/s/ NICHOLAS MALDEN Nicholas Malden	Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	June 6, 2003

/s/ EDWARD M. GILES Edward M. Giles	Director	June 6, 2003

/s/ THOMAS M. GROGAN Thomas M. Grogan	Director	June 6, 2003

/s/ JOHN PATIENCE John Patience	Director	June 6, 2003

/s/ JACK W. SCHULER Jack W. Schuler	Director	June 6, 2003

/s/ JAMES R. WEERSING James R. Weersing	Director	June 6, 2003

/s/ MARK MILLER Mark Miller	Director	June 6, 2003

VENTANA MEDICAL SYSTEMS, INC.

REGISTRATION STATEMENT ON FORM S-8

INDEX TO EXHIBITS

Exhibit Number	Description
4.1	1998 Non-Qualified Stock Option Plan

5.1	Opinion of counsel as to legality of securities being registered

23.1	Consent of counsel (contained in Exhibit 5.1 hereto)

23.2	Consent of Ernst & Young LLP

24.1	Powers of Attorney (contained in signature pages on page 4 of this registration statement)